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                                   AGREEMENT

     This Agreement is made this 30th day of May, 1995 among LG&E Energy Corp. and LG&E Gas Systems Inc.

     The parties hereto hereby agree as follows:

     1. One statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 with respect to beneficial ownership of the Common Stock of Hadson Corporation, a Delaware corporation, may be filed with the Securities and Exchange Commission on behalf of each of them.

     2.   This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                              LG&E ENERGY CORP.


                                              By: /s/ Charles A. Markel, III.
                                                  ------------------------------
                                              Name:   Charles A. Markel, III.
                                              Title:  Corporate Vice President-
                                                        Finance and Treasurer



                                              LG&E GAS SYSTEMS INC.


                                              By: /s/ Charles A. Markel, III.
                                                  ------------------------------
                                              Name:   Charles A. Markel, III.
                                              Title:  Vice President and
                                                        Treasurer